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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                         Under Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  March 27, 1998

                         MARRIOTT INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


              Delaware                                    52-2055918
     (State of incorporation)                 (IRS Employer Identification No.)

     1-13881
(Commission File No.)


          10400 Fernwood Road, Bethesda, Maryland              20817
          (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code:  (301) 380-3000


                             NEW MARRIOTT MI, INC.
         (Former name or former address, if changed since last report)
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ITEM 5.   OTHER EVENTS

     On March 27, 1998, Marriott International, Inc. ("Old Marriott"), then the sole stockholder of the Registrant, completed the previously announced distribution of all of the outstanding shares of common stock, par value $0.01 per share, of the Registrant (the "MAR Common Stock") and all of the outstanding shares of Class A common stock, par value $0.01 per share, of the Registrant (the "MAR-A Common Stock" and, together with the MAR Common Stock, the "New Marriott Common Stock"), including the preferred share purchase rights associated with such New Marriott Common Stock, to the holders of shares of common stock, par value $0.01 per share of Old Marriott (the "Distribution").
At the same time, Old Marriott changed its name to Sodexho Marriott Services, Inc., and the Registrant changed its name to Marriott International, Inc.

     In the Distribution, Old Marriott stockholders received one share of MAR Common Stock and one share of MAR-A Common Stock for each share of Old Marriott common stock held of record as of the close of business on March 27, 1998. Ownership of the New Marriott Common Stock was registered in book-entry form, and each Old Marriott stockholder will receive a book-entry account statement indicating the number of shares of MAR Common Stock and MAR-A Common Stock that has been credited to such stockholder's account. Immediately following the Distribution, shares of Old Marriott common stock underwent a one-for-four reverse stock split.

     In connection with the Distribution, New Marriott Common Stock was registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. MAR Common Stock and MAR-A Common Stock began regular way trading on the New York, Chicago, Pacific and Philadelphia Stock Exchanges on March 30, 1998 under the trading symbols "MAR" and "MAR.A". At the same time, Old Marriott common stock began trading on the same exchanges under the trading symbol "SDH."

     The attached press release, which is incorporated herein by reference, provides additional information regarding the Distribution and related transactions.
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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

Exhibit 99     Press Release dated March 27, 1998.
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                                   SIGNATURES

Under the requirements of the Securities Exchange of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MARRIOTT INTERNATIONAL, INC.


                                    By:  /s/  Joseph Ryan
                                        ------------------------------------
                                    Joseph Ryan
                                    Executive Vice President
                                    and General Counsel


Date:     April 1, 1998
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                                 EXHIBIT INDEX

Exhibit No.                Description


     99             Press Release dated March 27, 1998